EXHIBIT 99.1

  WMF HOLDINGS LTD. AND SUBSIDIARIES
  (A WHOLLY OWNED SUBSIDIARY OF COMMONWEALTH OVERSEAS TRADING COMPANY LIMITED)

  CONSOLIDATED FINANCIAL STATEMENTS
  AND SUPPLEMENTARY INFORMATION

  DECEMBER 31, 1995 AND 1994

  (With Independent Auditors' Report Thereon)

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
WMF Holdings Ltd.:

We have audited the accompanying consolidated balance sheets of WMF Holdings Ltd. (a wholly owned subsidiary of Commonwealth Overseas Trading Company Limited) and subsidiaries (collectively "the Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1994 financial statements of Beverly Hills Securities Company, Ltd., a 40 percent owned investee company. The Company's investment in Beverly Hills Securities Company, Ltd. of $691,000 at December 31, 1994 and its equity in losses of Beverly Hills Securities Company, Ltd. was $720,000 for the period from July 31, 1994 to December 31, 1994. The financial statements of Beverly Hills Securities Company Ltd. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Beverly Hills Securities Company, Ltd. 1994, is based solely on the report of the other auditors. As discussed in note 1, there were no 1995 audited financial statements for Beverly Hills Securities Company, Ltd. The Company charged off its investment in Beverly Hills Securities Company, Ltd. in 1995.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WMF Holdings Ltd. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information included in Schedules 1 through 3 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and statement of operations of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


                                                      /s/ KPMG Peat Marwick LLP
                                                      -------------------------


March 27, 1996

WMF HOLDINGS LTD. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 1995 and 1994

===============================================================================
ASSETS                                                    1995         1994
- -------------------------------------------------------------------------------

Cash and cash equivalents (note 4)                   $ 6,060,153     7,404,017
Mortgage-backed securities, at amortized cost,
 pledged, approximate market value of $3,989,000
 and 1995 and $3,692,000 in 1994 (notes 5 and 8)       3,892,805     3,915,783
Mortgage loans held for sale, pledged (note 8)        32,461,676     5,110,237
Principal, interest and other servicing advances
 (note 10)                                             2,795,796     1,220,205
Investment in affiliates (note 2)                            -         740,941
Investment property (notes 2 and 7)                          -       2,118,077
Furniture, equipment and leasehold improvements, net
 (note 6)                                                893,463       622,795
Excess servicing fees, net (note 9)                       66,334        82,583
Acquired servicing rights, net of accumulated
 amortization of $5,078,367 in 1995 and $3,812,931
 in 1994, partially pledged (notes 8 and 9)            8,399,329     8,016,956
Due from affiliates (note 13)                          1,108,573       474,964
Other assets                                           1,056,589     1,529,448
Goodwill, net                                            441,515       453,263
- -------------------------------------------------------------------------------
                                                     $57,176,233    31,689,269
===============================================================================

Liabilities and Stockholder's Equity
- -------------------------------------------------------------------------------

Liabilities:
  Accounts payable and accrued expenses              $ 2,728,540     1,761,127
  Notes payable and warehouse lines of credit
   (notes 2 and 8)                                    36,864,868     8,870,762
  Servicing acquisition line of credit (note 8)        6,439,114     6,400,000
  Deferred loan application fees                       3,034,216       887,099
  Allowance for loan servicing portfolio losses
   (note 10)                                           3,141,578     2,621,264
  Other liabilities (note 4)                             949,575     4,907,682
- -------------------------------------------------------------------------------
Total liabilities                                     53,157,891    25,447,934
- -------------------------------------------------------------------------------

Stockholder's equity:
  Common stock, $.01 par value, 10,000 shares
   authorized, 5,339 and 7,870 issued and
   outstanding on December 31, 1995 and 1994,
   respectively                                               54            79
  Additional paid-in capital                           2,681,800     5,681,775
  Retained earnings                                    1,336,488       559,481
- -------------------------------------------------------------------------------
Total stockholder's equity                             4,018,342     6,241,335
- -------------------------------------------------------------------------------

Commitments and contingencies (notes 3, 10, and 13)

                                                     $57,176,233    31,689,269
===============================================================================

See accompanying notes to consolidated financial statements.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 1995 and 1994

===============================================================================
                                                          1995         1994
- -------------------------------------------------------------------------------
Revenue
  Servicing fees                                     $ 7,859,856     6,182,197
  Gain on sale of mortgage loans, net                  5,398,335     3,708,017
  Gain on sale of servicing                               89,998           -
  Interest income                                      3,290,774     2,088,728
  Origination fee income                                 845,873       824,223
  Placement fee income                                 3,999,268     2,244,119
  Other income                                           515,240     2,013,203
- -------------------------------------------------------------------------------
                                                      21,999,344    17,060,487
- -------------------------------------------------------------------------------

Expenses:
  Salaries and employee benefits                       9,208,024     7,324,035
  General and administrative                           4,181,202     3,427,829
  Occupancy                                              972,306       885,931
  Amortization of acquired servicing (note 9)          2,096,540     1,528,531
  Interest                                             2,143,773     2,249,913
  Provision for possible loan servicing losses
   (note 10)                                             856,462       654,186
  Equity in loss of Beverly Hills Securities
   (note 1)                                              691,549       720,000
  Depreciation and amortization                          272,610       397,382
- -------------------------------------------------------------------------------
                                                      20,422,466    17,187,807
- -------------------------------------------------------------------------------

Income (loss) before income tax expense                1,576,878      (127,320)

Income tax expense (note 12)                             799,871        34,520
- -------------------------------------------------------------------------------
Net income (loss)                                    $   777,007      (161,840)
===============================================================================

See accompanying notes to consolidated financial statements.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholder's Equity

Years ended December 31, 1995 and 1994

===============================================================================
                                Common    Additional      Retained
                                stock   paid-in capital   earnings     Total
- -------------------------------------------------------------------------------
Balance at December 31, 1993    $ 79      5,681,775       721,321    6,403,175

  Net Loss                        -             -        (161,840)    (161,840)
===============================================================================

Balance at December 31, 1994      79      5,681,775       559,481    6,241,335

  Stock repurchase               (25)    (2,999,975)          -     (3,000,000)
  Net Income                      -             -         777,007      777,007
===============================================================================

Balance at December 31, 1995    $ 54      2,681,800     1,336,488    4,018,342
===============================================================================

See accompanying notes to consolidated financial statements.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 1995 and 1994

===============================================================================
                                                       1995           1994
- -------------------------------------------------------------------------------
Cash flows from operating activities:
Net income (loss)                               $     777,007        (161,840)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization of furniture,
    equipment and leasehold improvements              256,974         397,382
  Amortization of acquired and excess
   servicing rights                                 2,096,540       1,528,531
  Provision for possible loan servicing losses        856,462         654,186
  DUS loss settlement                                (338,352)            -
  Provision contributed by WPMC for possible
   loan servicing losses                                  -           (13,774)
  Amortization of bond issuance costs                     -           333,646
  Write-down of investment property                       -            54,233
  Write-down of investment in affiliate               691,549          83,500
  Equity in loss of Beverly Hills Securities              -           720,000
  Additions to excess servicing fees                      -           (93,702)
  Gain on sale of mortgage servicing rights           (89,998)            -
  Change in assets and liabilities:
    Increase in principal, interest and other
     servicing advances                            (1,575,591)       (240,668)
    Decrease (increase) in other assets               469,774        (133,765)
    (Increase) decrease in receivables from
     affiliates                                      (633,609)         22,867
    Increase (decrease) in accounts payable and
     accrued expenses                                 967,413        (793,337)
    Increase (decrease) in deferred loan
     application fees                               2,147,116      (1,184,415)
    Increase (decrease) in warehouse lines of
     credit, net                                   26,862,106     (38,644,467)
    Increase (decrease) in other liabilities       (4,091,591)      3,888,771
    Mortgage loans originated                    (804,891,535)   (526,651,388)
    Mortgage loans sold                           777,540,096     566,278,732
- -------------------------------------------------------------------------------
Net cash provided by operating activities           1,044,361       6,044,492
===============================================================================
Cash flows from investing activities:
  Purchase of servicing rights                     (2,470,149)     (2,411,982)
  Sale of mortgage servicing rights                    97,481             -
  Investment property dispositions (additions)      2,146,581        (173,954)
  Sheffield mortgage pay-off                       (1,800,000)            -
  Purchase of furniture, equipment and
   leasehold improvements                            (389,605)       (252,872)
  Sales (purchase) of mortgage-backed securities       22,978      (1,981,789)
  Sale of short-term investments                          -         1,997,604
  Decrease (increase) of investment in affiliates      50,000        (239,645)
- -------------------------------------------------------------------------------
Net cash used for investing activities             (2,342,714)     (3,062,638)
===============================================================================
Cash flows from financing operations:
  Additions to servicing acquisition line
   of credit                                          944,510       6,400,000
  Repayment of servicing acquisition line of
   credit                                            (905,396)            -
  Repayment of servicing compensation rights
   payable                                                -        (4,136,301)
  Payment on note payable                             (68,000)            -
  Payments on capital lease                           (16,625)            -
- -------------------------------------------------------------------------------
Net cash used for financing operations                (45,511)      2,263,699
===============================================================================
Net (decrease) increase in cash and cash
 equivalents                                       (1,343,864)      5,245,553

Cash and cash equivalents at beginning of year      7,404,017       2,158,464
- -------------------------------------------------------------------------------
Cash and cash equivalents at end of year        $   6,060,153       7,404,017
===============================================================================

===============================================================================
Supplemental disclosures                                  1995         1994
- -------------------------------------------------------------------------------
Cash paid during the year for interest            $    1,579,655     1,933,000
Cash paid during the year for income taxes                 9,275       622,819
===============================================================================

During 1995, the Company received capitalized servicing from Huntoon with a book value of $137,545. The Company reduced the investment in Huntoon by this amount and recognized no gain or loss on the transfer.

During 1995, the Company exchanged 2,531 shares of common stock for a $3,000,000 note payable.

In 1994 the Company's subsidiary, Huntoon, purchased all of the stock WMF Capital L.P. In conjunction with the acquisition, Huntoon contributed mortgaged servicing rights with a fair value of approximately $895,000.

In 1994 the Company acquired approximately 40 percent partnership interest in Beverly Hills Securities Ltd. The Company contributed all the assets and liabilities of WMF Residential and majority of the Company's single family servicing with a book value of approximately $1,717,000.

See accompanying notes to consolidated financial statements.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 1995 and 1994

===============================================================================

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     WMF Holdings Ltd. (Holdings) was incorporated on October 20, 1992, under the laws of the State of Delaware and was capitalized on December 3, 1992. Holdings is a wholly owned subsidiary of Commonwealth Overseas Trading Company Limited.

     WMF Holdings Ltd. and its wholly owned subsidiaries, Washington Mortgage Financial Group, Ltd., WMF/Huntoon, Paige Associates Limited (Huntoon), Sheffield Acquisition Corporation (SAC), and Vienna Mortgage Corporation (VMC) are incorporated under the laws of the states of Delaware, Tennessee, and Virginia, respectively, and are collectively referred to herein as the Company.

     The Company sold the primary asset held by Sheffield Acquisition Corporation (SAC), during 1995. The Company entered into an agreement to sell the Sheffield property in December 1994. The property was sold in February 1995 for $2,464,000. After adjusting the sales proceeds for selling expenses and the John Alden interest in the property, the Company realized a loss of $54,233. This loss was accrued at December 31, 1994. SAC continues to exist as a legal entity pending the expiration of representations and warranties associated with the sale of the Sheffield Property.

     The Company's principal business activities are mortgage loan origination, secondary marketing, and servicing. Huntoon was acquired in October 1991 and specializes in the origination and servicing of insured multifamily and construction loans. SAC was incorporated in October 1992 and its principal business activity was owning and managing a multifamily property located in Memphis, Tennessee.

     In July 1994, the Company exchanged its stock in a wholly owned subsidiary, WMF Residential Mortgage Corporation (Residential) for an ownership interest in Beverly Hills Securities Company, Ltd. (Beverly). Residential and Beverly specialize in the origination, purchase, sale, and servicing of single family residential loans. No gain or loss was recognized on the exchange. The Company owns approximately 40 percent limited partnership interest in Beverly at December 31, 1994 and is accounting for its investment under the equity method. The Company recognized $720,000 in equity losses relating to Beverly during 1994. At December 31, 1995, the carrying value of the Company's investment in Beverly was reduced to $0 as a result of operating losses and concerns about the recoverability of the investment. The Company's exposure is limited to its investment amount in Beverly.

     In 1994, Huntoon acquired the remaining interest in WMF Capital, L.P., thus making WMF Capital, L.P. a wholly owned subsidiary. WMF Capital L.P. was dissolved as a separate entity during December 1994 and the assets and liabilities and the results of operations for the six-month period ending December 31, 1994 are included in the financial statements.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(1)  CONTINUED

     The following is a summary of the significant accounting policies.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on demand and overnight repurchase agreements.

     MORTGAGE-BACKED SECURITIES

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, at January 1, 1994. Under SFAS No. 115, the Company classifies its mortgage-backed securities as held-to-maturity. Held-to-maturity securities are those securities which the Company has the ability and the intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost. Premiums and discounts are amortized using a method which approximates the interest method over the term of the security.

     MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate basis.

     INVESTMENT IN AFFILIATES

     At December 31, 1994, investments in affiliates represents the Company's approximately 40 percent interest in Beverly Hills Securities Company, Ltd., a single family mortgage servicer, and a 10 percent interest in AGM Financial Services, Inc., a long-term healthcare loan originator located in Minneapolis, Minnesota. The Company's 1994 financial statements reflect investment in Beverly Hills Securities Company, Ltd. on the equity basis of accounting and investment in AGM Financial Services, Inc. on the cost basis of accounting. During 1994, Washington Pacific Mortgage Corporation (WPMC) was dissolved and the Company wrote off its remaining investment in WPMC.

     At December 31, 1995, the carrying value of the Company's investment in Beverly Hills Securities Company, Ltd. was reduced to $0 as a result of operating losses and concerns about the recoverability of the investment. In October 1995, the Company sold its interest in AGM Financial Services, Inc. No gain or loss was recognized by the Company on this sale.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(1)  CONTINUED

     FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements are stated at cost, net of accumulated amortization and depreciation. Depreciation of furniture and equipment is recognized using the straight-line method over the estimated useful life of the asset, approximately five years. Leasehold improvements are amortized over the estimated useful life of the asset or the lease term, whichever is less. Cost of maintenance and repairs are charged to expense as incurred.

     EXCESS SERVICING FEES

     Excess servicing fees are recorded when securitized mortgage loans are sold with servicing retained and the actual servicing fee rate is in excess of the normal servicing fee rate. The present value of the excess servicing fees is amortized over the period of estimated net servicing income. If the discounted projected net cash flows are less than the carrying amount for the excess servicing fee assets, the excess servicing fee assets are written down to the amount of the discounted projected net cash flows. The assumptions utilized in estimating the net cash flows are based on market conditions and actual experience.

     ACQUIRED SERVICING RIGHTS

     The cost of acquired servicing rights is capitalized and amortized in proportion to and over the estimated 7 to 10 year period of anticipated estimated net servicing income. It is the Company's policy to evaluate acquired mortgage servicing rights at least annually. If the discounted projected net cash flows are less than the carrying amount for the servicing rights assets, the servicing rights assets are written down to the amount of the discounted projected net cash flows. The assumptions utilized in estimating the net cash flows are based on market conditions and actual experience.

     ALLOWANCE FOR LOAN SERVICING PORTFOLIO LOSSES

     The Company bears a portion of the credit loss risk associated with the loans it services as a result of its participation in the Federal National Mortgage Association (FNMA) Delegated Underwriting and Servicing (DUS) multifamily loan program. The allowance for loan servicing portfolio losses represents management's estimate of the losses which may be incurred on recourse loans underwritten to date. Management believes the current reserve is adequate to provide for such future losses. Management regularly reviews the adequacy of this allowance, considering such items as economic conditions, debt service coverage and collateral value, and makes adjustments to the allowance as considered necessary.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(1)  CONTINUED

     GAINS ON SALE OF MORTGAGE LOANS

     Gains on sale of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Such gains and losses are increased or decreased by the amount of excess servicing fees recognized. Deferred origination fees and expenses, net of commitment fees paid in connection with the sale of the loans, are recognized at the time of sale in the gain or loss determination.

     SERVICING FEES

     Servicing fee income represents fees for servicing real estate mortgage loans owned by institutional investors, including subservicing fees, net of guarantee fees, pool insurance fees and trustee fees. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when collected. Late charge income is recognized as income when collected and is included in servicing fee income.

     PLACEMENT FEE INCOME

     Placement fee income represents monies earned relating to utilization of escrow funds. Income is recognized during the period in which it is earned.

     BOND ISSUANCE COSTS

     Bond issuance costs were amortized using a method which approximates the interest method over the terms of the bonds. The unamortized amounts were written off at the time of refinancing during 1994.

     INCOME TAXES

     The Company files a consolidated tax return with its subsidiaries. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES.
SFAS No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Effective January 1, 1993, the Company adopted SFAS No. 109, which resulted in no cumulative adjustment for a change in the method of accounting.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(1)  CONTINUED

     GOODWILL

     The Company amortizes goodwill on a straight line basis over a 28-year period.

     BALANCE SHEET PRESENTATION

     The Company prepares its consolidated balance sheet using an unclassified balance sheet presentation as is customary in the mortgage banking industry. A classified presentation would have aggregated current assets, current liabilities, and net working capital as of December 31, 1995 and 1994, as follows:

                                                 1995              1994
- -------------------------------------------------------------------------------
Current assets                              $41,740,490        15,743,498
Current liabilities                          38,907,624        12,560,442
- -------------------------------------------------------------------------------
Net working capital                         $ 2,832,866         3,183,056
===============================================================================

     RECLASSIFICATION

     Certain reclassification of the prior year's information have been made to conform with current year classifications.

(2)  ACQUISITIONS AND DISPOSITIONS

     On October 1, 1991, the Company acquired 100 percent of the outstanding stock of Huntoon, Paige Associates Limited (renamed WMF/Huntoon, Paige Associates Limited (Huntoon) for $1,175,276 in cash and a note payable for $170,000 to the seller. The $170,000 acquisition note matures in 1996 and has an interest rate of 2 percent. Principal payments are made in equal installments of $34,000 a year. The principal balance of the note at December 31, 1995 and 1994 is $34,000 and $102,000, respectively. The acquisition was accounted for as a purchase and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The allocation of the purchase price resulted in approximately $1,051,000 of acquired servicing rights related to Huntoon's loan servicing portfolio. The Company made purchase price adjustments of $19,419 based on the revised fair values of assets acquired.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(2)  CONTINUED

     On June 30, 1994, Huntoon acquired a 99 percent ownership interest in WMF Capital L.P. for a purchase price of $1,072,000. Huntoon had previously transferred the rights to the servicing fees and other income (servicing compensation) to WMF Capital L.P. associated with approximately $842 million of GNMA and FHA nonrecourse multifamily mortgage servicing. For financial statement purposes, $684 million of the transactions had been accounted for as a financing since Huntoon retained legal title to the servicing rights. The payable due to WMF Capital L.P. was eliminated upon the purchase by Huntoon of WMF Capital L.P. WMF Capital L.P.'s bond agreement underlying the servicing rights was refinanced by the Company with a servicing acquisition line of credit in December of 1994.

     Huntoon acquired the remaining 1 percent interest on December 29, 1994 and dissolved WMF Capital L.P. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated based upon the estimated fair values of the acquired assets and liabilities on the date of acquisition. The allocation of the purchase price resulted in approximately $953,000 of additional servicing rights assets.

     Sheffield Acquisition Corporation (SAC) was incorporated on October 6, 1992, to acquire and manage a single multifamily property known as the Sheffield Court Apartments. This apartment complex was the underlying collateral for a loan originated and serviced by the Company and sold to the John Alden Life Insurance Corporation, with the Company maintaining a 20 percent recourse liability on the loan. The loan defaulted and John Alden Life acquired and then sold the property to SAC. SAC acquired the property for a purchase price of $2,000,000, with financing of $1,800,000 provided by the John Alden Insurance Corporation. Under the terms of the $1,800,000 note, SAC made interest-only payments beginning on December 1, 1992, at an interest rate of 8 percent. The Company guaranteed $400,000 of the note. In February 1995, the Company sold the Sheffield Court Apartments and paid off the note with John Alden Life Insurance Corporation.

     WMF Residential Mortgage Company was formed in November 1992. The primary purpose of the Company is to engage in residential mortgage origination's, purchases, sales and servicing. In July 1994, the Company exchanged its stock in WMF Residential Mortgage Company for a 40 percent limited partnership interest in Beverly.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(3)  DISCONTINUED OPERATIONS

     In October 1990, the FDIC terminated a servicing agreement under the terms of which Vienna Mortgage Corporation (VMC) had been servicing mortgage loans for National Bank of Washington (NBW). VMC disputed the authority of the FDIC to terminate the loan servicing agreement without the payment of a $770,105 termination fee, which was stipulated in the acquisition agreement with NBW. VMC, using set-off provisions, held back the $770,105 on the date of transfer of the terminated servicing rights to NBW. In July 1991, the FDIC filed suit and in late December 1991 was able to obtain a judgment against VMC for the $770,105 plus interest estimated to be $76,000. During 1995, the Company settled the judgment for the FDIC by paying $550,000 on behalf of VMC. The Company has no further liability in this matter.

(4)  RESTRICTED CASH

     Included in cash and cash equivalents at December 31, 1994 is approximately $4,500,000 in restricted cash. The restricted cash represents payoffs on multifamily loans which are due to the investors. The Company has recorded a corresponding offset for the amount in other liabilities.

     Also included in cash and cash equivalents at December 31, 1995 and 1994 is approximately $863,000 and $300,000 in restricted cash. This cash represents principal and interest remittances on the mortgage backed securities. The restricted cash is collateral on the FNMA DUS letter of credit.

(5)  MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities consist of GNMA securities totaling $3,892,805 and $3,915,783 at December 31, 1995 and 1994, respectively. The market value of the securities is approximately $3,989,000 at December 31, 1995 and $3,692,000 at December 31, 1994. The securities held at December 31, 1995 mature in periods from 2028 to 2029 and are collateral for the letter of credit of $3,800,000 established on behalf of FNMA for the DUS program.

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(6)  FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements consist of the following as of December 31, 1995 and 1994:

                                                      1995              1994
- -------------------------------------------------------------------------------
Furniture and equipment                           $1,559,212         1,240,223
Capital lease                                        150,109               -
Leasehold improvements                               122,177            68,414
- -------------------------------------------------------------------------------

                                                   1,831,498         1,308,637

Less accumulated depreciation and amortization       938,035           685,842
- -------------------------------------------------------------------------------

                                                  $  893,463           622,795
===============================================================================

(7)  INVESTMENT PROPERTY

     Investment property consists of land, building and improvements relating to the Sheffield Court Apartments. The balance consists of the following:

                                                     1995               1994
- -------------------------------------------------------------------------------
Building and land                                    $  -            2,028,359
Improvements                                            -              379,228
- -------------------------------------------------------------------------------

                                                        -            2,407,587

                                                        -               54,233

Less accumulated depreciation and amortization       $  -              235,277
- -------------------------------------------------------------------------------

                                                     $  -            2,118,077
===============================================================================

WMF HOLDINGS LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

===============================================================================

(8)  LINES OF CREDIT

     The Company has a warehouse line of credit for $80 million, which can be drawn by either Huntoon or WMF for purposes of originating loans. During 1995 this warehouse line of credit was temporarily increased to $210 million to allow for additional loan production. The warehouse line of credit is secured by mortgage loans held for sale and is repaid upon sale of the mortgage loans. At December 31, 1995, the Company had drawn $31,830,868. At December 31, 1994, the Company had drawn $1,411,641. The interest rate on the warehouse line of credit during 1995 and 1994 was 1 1/2 to 2 percent to the extent compensating balances were maintained or was equal to the London Interbank Offered Rate (LIBOR) plus
1 1/2 to 2 percent for amounts borrowed in excess of compensating balances.

     During 1994, the Company established a separate line of credit used exclusively for servicing acquisitions. At December 31, 1995, Huntoon had drawn a total of $6,439,114